EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiary Name	Name(s) Under Which Subsidiary Does Business	State or Jurisdiction of Organization

Verb Direct, LLC	-	Utah
Verb Acquisition Co., LLC	-	Nevada